Exhibit 99.1

Farmland Partners Inc. Reports Second Quarter 2024 Results

Strong Performance Driven By Portfolio Improvement

DENVER, July 24, 2024 (BUSINESS WIRE) -- Farmland Partners Inc. (NYSE: FPI) (“FPI” or the “Company”) today reported financial results for the quarter ended June 30, 2024.

Selected Highlights

During the quarter ended June 30, 2024, the Company:

●	recorded net income (loss) of ($2.1) million, or ($0.06) per share available to common stockholders, compared to $7.9 million (which included $11.1 million of gain on disposition of assets), or $0.14 per share available to common stockholders for the same period in 2023;
●	recorded AFFO of $0.5 million, or $0.01 per share (excluding $1.4 million, or approximately $0.03 per share, in a one-time severance expense), compared to ($1.1) million, or ($0.02) per share, for the same period in 2023;
●	had average gross book value of real estate of $1.01 billion compared to $1.13 billion for the same period in 2023, a decrease of 10.4% as a result of dispositions that occurred during 2023, while total operating revenues decreased $0.1 million or 1.2%;
●	reduced total operating expenses by approximately $0.6 million, a 7.0% decrease compared to the same period in 2023; and
●	appointed Susan Landi to the Company’s executive team as Chief Financial Officer (“CFO”) and Treasurer.

CEO Comments

Luca Fabbri, President and Chief Executive Officer, commented: “We enjoyed another strong performance of our core business in the second quarter thanks to the portfolio improvements and reduction in debt resulting from our portfolio disposition and acquisition activity in 2023, aided by a resilient farm economy. Moreover, we have enhanced our efficiency with cost saving initiatives that will benefit our operating performance in coming quarters.  We continue to evaluate further opportunities for assets disposals in the remainder of the year, with the hope of generating proceeds to fund additional debt or preferred equity reductions and stock buybacks. We are optimistic that lower interest rates, improving capital markets, continued resiliency in the farm economy and a leaner corporate structure will continue to drive strong quarterly results, and that improved results will shrink the significant discount that our current stock price bears to our true intrinsic value.”

Financial and Operating Results

●	The table below shows financial and operating results for the three and six months ended June 30, 2024 and 2023.

(in thousands)	For the three months ended June 30,				For the six months ended June 30,
Financial Results:	2024	2023	Change		2024	2023	Change
Net Income (Loss)	$(2,052)	$7,899	NM	%	$(644)	$9,612	NM
Net income (loss) available to common stockholders ⁽¹⁾	$(0.06)	$0.14	NM	%	$(0.05)	$0.15	NM
AFFO (2)	$530	$(1,131)	NM	%	$3,314	$419	690.9%
AFFO per weighted average common share	$0.01	$(0.02)	NM	%	$0.07	$0.01	600.0%
Adjusted EBITDAre (2)	$6,521	$5,400	20.8%		$15,103	$12,487	20.9%

Operating Results:
Total Operating Revenues	$11,445	$11,584	(1.2)%		$23,435	$24,256	(3.4)%
Net Operating Income (NOI)	$8,814	$8,176	7.8%		$18,465	$17,720	4.2%

NM = Not Meaningful

(1)	Basic net income per share available to common stockholders. See “Note 9—Stockholders’ Equity and Non-controlling Interests” in the Quarterly Report on Form 10-Q for the three and six months ended June 30, 2024, when filed, for more information.
(2)	The six months ended June 30, 2024 includes approximately $1.2 million of income from forfeited deposits due to the termination of a repurchase agreement, and the three and six months ended June 30, 2024 excludes approximately $1.4 million of severance expense.

●	See “Non-GAAP Financial Measures” below for complete definitions of AFFO, Adjusted EBITDAre, and NOI and the financial tables accompanying this press release for reconciliations of net income to AFFO, Adjusted EBITDAre and NOI.

Acquisition and Disposition Activity

●	During the six months ended June 30, 2024, the Company acquired three properties for total consideration of $16.3 million.
●	During the six months ended June 30, 2024, there were no dispositions of properties.

Balance Sheet

●	The Company had total debt outstanding of approximately $393.0 million at June 30, 2024 compared to total debt outstanding of approximately $363.1 million at December 31, 2023.
●	At June 30, 2024, the Company had access to liquidity of $163.8 million, consisting of $5.7 million in cash and $158.1 million in undrawn availability under its credit facilities compared to cash of $5.5 million and $201.1 million in undrawn availability under its credit facilities at December 31, 2023.
●	As of July 19, 2024, the Company had 49,370,199 shares of common stock outstanding on a fully diluted basis.

Dividend Declarations

The Company’s Board of Directors declared a quarterly cash dividend of $0.06 per share of common stock and Class A Common OP unit.  The dividends are payable on October 15, 2024, to stockholders and common unit holders of record on October 1, 2024.

2024 Earnings Guidance and Supplemental Package

For 2024 earnings guidance, please see page 15 of the supplemental package, which can be accessed through the Investor Relations section of the Company's website.

Conference Call Information

The Company has scheduled a conference call on July 25, 2024, at 11:00 a.m. (U.S. Eastern Time) to discuss the financial results and provide a company update.

The call can be accessed live over the phone by dialing 1-800-715-9871 and using the conference ID 5408499. The conference call will also be available via a live listen-only webcast that can be accessed through the Investor Relations section of the Company's website, www.farmlandpartners.com.

A replay of the conference call will be available beginning shortly after the end of the event until August 4, 2024, by dialing 1-800-770-2030 and using the playback ID 5408499. A replay of the webcast will also be accessible on the Investor Relations section of the Company's website for a limited time following the event.

About Farmland Partners Inc.

Farmland Partners Inc. is an internally managed real estate company that owns and seeks to acquire high-quality North American farmland and makes loans to farmers secured by farm real estate. As of June 30, 2024, the Company owned and/or managed approximately 180,100 acres in 17 states, including Arkansas, California, Colorado, Florida, Illinois, Indiana, Iowa, Kansas, Louisiana, Mississippi, Missouri, Nebraska, North Carolina, Ohio, Oklahoma, South Carolina and Texas. In addition, the Company owns land and buildings for four agriculture equipment dealerships in Ohio leased to Ag Pro under the John Deere brand. The Company has approximately 26 crop types and over 100 tenants. The Company elected to be taxed as a real estate investment trust, or REIT, for U.S. federal income tax purposes, commencing with the taxable year ended December 31, 2014.  Additional information: www.farmlandpartners.com or (720) 452-3100.

Forward-Looking Statements

This press release includes “forward-looking statements” within the meaning of the federal securities laws, including, without limitation, statements with respect to our outlook and the outlook for the farm economy generally, proposed and pending acquisitions and dispositions, financing activities, crop yields and prices and anticipated rental rates. Forward-looking statements generally can be identified by the use of forward-looking terminology such as “may,” “should,” “could,” “would,” “predicts,” “potential,” “continue,” “expects,” “anticipates,” “future,” “intends,” “plans,” “believes,” “estimates” or similar expressions or their negatives, as well as statements in future tense. Although the Company believes that the expectations reflected in such forward-looking statements are based upon reasonable assumptions, beliefs and expectations, such forward-looking statements are not predictions of future events or guarantees of future performance, and our actual results could differ materially from those set forth in the forward-looking statements. Some factors that might cause such a difference include the following: the ongoing war in Ukraine and the ongoing conflict in the Middle East and their impacts on the world agriculture market, world food supply, the farm economy generally, and our tenants’ businesses; changes in trade policies in the United States and other countries that import agricultural products from the United States; high inflation and elevated interest rates; the onset of an economic recession in the United States and other countries that impact the farm economy; extreme weather events, such as droughts, tornadoes, hurricanes or floods; the impact of future public health crises on our business and on the economy and capital markets generally; general volatility of the capital markets and the market price of the Company’s common stock; changes in the Company’s business strategy, availability, terms and deployment of capital; the Company’s ability to refinance existing indebtedness at or prior to maturity on favorable terms, or at all; availability of qualified personnel; changes in the Company’s industry, interest rates or the general economy; adverse developments related to crop yields or crop prices; the degree and nature of the Company’s competition; the outcomes of ongoing litigation; the timing, price or amount of repurchases, if any, under the Company's share repurchase program; the ability to consummate acquisitions or dispositions under contract; and the other factors described in the section entitled “Risk Factors” in the Company’s Annual Report on Form 10-K for the year ended December 31, 2023, and the Company’s other filings with the Securities and Exchange Commission.  Any forward-looking information presented herein is made only as of the date of this press release, and the Company does not undertake any obligation to update or revise any forward-looking information to reflect changes in assumptions, the occurrence of unanticipated events, or otherwise.

Farmland Partners Inc.

Consolidated Balance Sheets

As of June 30, 2024 (Unaudited) and December 31, 2023

(in thousands)

	June 30,	December 31,
	2024	2023
ASSETS
Land, at cost	$885,993	$869,848
Grain facilities	12,459	12,222
Groundwater	11,033	11,472
Irrigation improvements	41,683	41,988
Drainage improvements	10,315	10,315
Permanent plantings	42,316	39,620
Other	4,708	4,696
Construction in progress	1,559	4,453
Real estate, at cost	1,010,066	994,614
Less accumulated depreciation	(34,553)	(33,083)
Total real estate, net	975,513	961,531
Deposits	—	426
Cash and cash equivalents	5,746	5,489
Assets held for sale	24	28
Loans and financing receivables, net	31,438	31,020
Right of use asset	298	399
Accounts receivable, net	1,128	7,743
Derivative asset	1,756	1,707
Inventory	3,021	2,335
Equity method investments	4,071	4,136
Intangible assets, net	2,025	2,035
Goodwill	2,706	2,706
Prepaid and other assets	765	2,447
TOTAL ASSETS	$1,028,491	$1,022,002

LIABILITIES AND EQUITY
LIABILITIES
Mortgage notes and bonds payable, net	$391,059	$360,859
Lease liability	298	399
Dividends payable	2,967	13,286
Accrued interest	4,702	4,747
Accrued property taxes	1,799	1,898
Deferred revenue	1,283	2,149
Accrued expenses	4,429	7,854
Total liabilities	406,537	391,192

Commitments and contingencies (See Note 8)

Redeemable non-controlling interest in operating partnership, Series A preferred units	100,485	101,970

EQUITY
Common stock, $0.01 par value, 500,000,000 shares authorized; 48,166,909 shares issued and outstanding at June 30, 2024, and 48,002,716 shares issued and outstanding at December 31, 2023	465	466
Additional paid in capital	578,166	577,253
Retained earnings	29,297	31,411
Cumulative dividends	(101,723)	(95,939)
Other comprehensive income	2,521	2,691
Non-controlling interests in operating partnership	12,743	12,958
Total equity	521,469	528,840

TOTAL LIABILITIES, REDEEMABLE NON-CONTROLLING INTERESTS IN OPERATING PARTNERSHIP AND EQUITY	$1,028,491	$1,022,002

Consolidated Statements of Operations of Operations

Farmland Partners Inc.

Consolidated Statements of Operations

Three Months Ended June 30, 2024 and 2023 (Unaudited)

(in thousands except per share amounts)

	For the Three Months Ended		For the Six Months Ended
	June 30,		June 30,
	2024	2023	2024	2023
OPERATING REVENUES:
Rental income	$9,539	$10,220	$19,746	$20,946
Crop sales	935	515	1,595	875
Other revenue	971	849	2,094	2,435
Total operating revenues	11,445	11,584	23,435	24,256

OPERATING EXPENSES
Depreciation, depletion and amortization	1,430	2,207	2,911	4,001
Property operating expenses	1,870	2,428	3,668	4,610
Cost of goods sold	761	980	1,302	1,926
Acquisition and due diligence costs	—	—	27	14
General and administrative expenses	3,737	2,904	6,364	5,510
Legal and accounting	407	281	740	526
Other operating expenses	—	27	36	76
Total operating expenses	8,205	8,827	15,048	16,663

OTHER (INCOME) EXPENSE:
Other (income) expense	52	75	(68)	64
(Income) loss from equity method investment	(18)	(5)	(95)	22
(Gain) loss on disposition of assets, net	10	(11,060)	96	(12,886)
(Income) from forfeited deposits	—	—	(1,205)	—
Interest expense	5,249	5,844	10,285	10,768
Total other expense	5,293	(5,146)	9,013	(2,032)

Net income (loss) before income tax (benefit) expense	(2,053)	7,903	(626)	9,625

Income tax (benefit) expense	(1)	4	18	13

NET INCOME (LOSS)	(2,052)	7,899	(644)	9,612

Net (income) loss attributable to non-controlling interests in operating partnership	50	(188)	15	(226)

Net income (loss) attributable to the Company	(2,002)	7,711	(629)	9,386

Dividend equivalent rights allocated to performance-based unvested restricted shares	(2)	—	(4)	—
Nonforfeitable distributions allocated to time-based unvested restricted shares	(22)	(27)	(44)	(43)
Distributions on Series A Preferred Units	(743)	(683)	(1,486)	(1,485)

Net income (loss) available to common stockholders of Farmland Partners Inc.	$(2,769)	$7,001	$(2,163)	$7,858

Basic and diluted per common share data:
Basic net income (loss) available to common stockholders	$(0.06)	$0.14	$(0.05)	$0.15
Diluted net income (loss) available to common stockholders	$(0.06)	$0.12	$(0.05)	$0.15
Basic weighted average common shares outstanding	47,798	50,860	47,751	52,425
Diluted weighted average common shares outstanding	47,798	59,112	47,751	52,425
Dividends declared per common share	$0.06	$0.06	$0.12	$0.12

Note: Due to a presentation change to the consolidated statements of operations, the Company now groups tenant reimbursement into rental income. Please see “Note 2—Revenue Recognition” of the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2024, when filed, for the detailed components of rental income.

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

Three Months Ended June 30, 2024 and 2023 (Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
(in thousands except per share amounts)	2024	2023	2024	2023
Net income (loss)	$(2,052)	$7,899	$(644)	$9,612
(Gain) loss on disposition of assets, net	10	(11,060)	96	(12,886)
Depreciation, depletion and amortization	1,430	2,207	2,911	4,001
FFO (1)	$(612)	$(954)	$2,363	$727

Stock-based compensation and incentive	512	506	1,037	965
Deferred impact of interest rate swap terminations	—	—	—	198
Real estate related acquisition and due diligence costs	—	—	27	14
Distributions on Preferred units and stock	(743)	(683)	(1,486)	(1,485)
Severance expense	1,373	—	1,373	—
AFFO (1)	$530	$(1,131)	$3,314	$419

AFFO per diluted weighted average share data:

AFFO weighted average common shares	49,379	52,454	49,325	54,002

Net income (loss) available to common stockholders of Farmland Partners Inc.	$(0.06)	$0.14	$(0.05)	$0.15
Income available to redeemable non-controlling interest and non-controlling interest in operating partnership	0.02	0.01	0.04	0.04
Depreciation, depletion and amortization	0.03	0.04	0.06	0.07
Impairment of assets	0.00	0.00	0.00	0.00
Stock-based compensation and incentive	0.01	0.01	0.02	0.02
(Gain) on disposition of assets, net	0.00	(0.21)	0.00	(0.24)
Distributions on Preferred units and stock	(0.02)	(0.01)	(0.03)	(0.03)
Severance expense	0.03	0.00	0.03	0.00
AFFO per diluted weighted average share (1)	$0.01	$(0.02)	$0.07	$0.01

	For the three months ended June 30,		For the six months ended June 30,
(in thousands)	2024	2023	2024	2023
Net income (loss)	$(2,052)	$7,899	$(644)	$9,612
Interest expense	5,249	5,844	10,285	10,768
Income tax (benefit) expense	(1)	4	18	13
Depreciation, depletion and amortization	1,430	2,207	2,911	4,001
(Gain) loss on disposition of assets, net	10	(11,060)	96	(12,886)
EBITDAre (1)	$4,636	$4,894	$12,666	$11,508

Stock-based compensation and incentive	512	506	1,037	965
Real estate related acquisition and due diligence costs	—	—	27	14
Severance expense	1,373	—	1,373	—
Adjusted EBITDAre (1)	$6,521	$5,400	$15,103	$12,487

(1)	The six months ended June 30, 2024 includes approximately $1.2 million of income from forfeited deposits due to the termination of a repurchase agreement, and the three and six months ended June 30, 2024 excludes approximately $1.4 million of severance expense.

Farmland Partners Inc.

Reconciliation of Non-GAAP Measures

Three Months Ended June 30, 2024 and 2023 (Unaudited)

	For the three months ended June 30,		For the six months ended June 30,
($ in thousands)	2024	2023	2024	2023
OPERATING REVENUES:
Rental income	$9,539	$10,220	$19,746	$20,946
Crop sales	935	515	1,595	875
Other revenue	971	849	2,094	2,435
Total operating revenues	11,445	11,584	23,435	24,256

Property operating expenses	1,870	2,428	3,668	4,610
Cost of goods sold	761	980	1,302	1,926
NOI	8,814	8,176	18,465	17,720

Depreciation, depletion and amortization	1,430	2,207	2,911	4,001
Acquisition and due diligence costs	—	—	27	14
General and administrative expenses	3,737	2,904	6,364	5,510
Legal and accounting	407	281	740	526
Other operating expenses	—	27	36	76
Other (income) expense	52	75	(68)	64
(Income) loss from equity method investment	(18)	(5)	(95)	22
(Gain) loss on disposition of assets, net	10	(11,060)	96	(12,886)
(Income) from forfeited deposits	—	—	(1,205)	—
Interest expense	5,249	5,844	10,285	10,768
Income tax (benefit) expense	(1)	4	18	13
NET INCOME (LOSS)	$(2,052)	$7,899	$(644)	$9,612

Note: Due to a presentation change to the consolidated statements of operations, the Company now groups tenant reimbursement into rental income. Please see “Note 2—Revenue Recognition” of the Company’s Quarterly Report on Form 10-Q for the three and six months ended June 30, 2024, when filed, for the detailed components of rental income.

Non-GAAP Financial Measures

The Company considers the following non-GAAP measures as useful to investors as key supplemental measures of its performance: FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre. These non-GAAP financial measures should be considered along with, but not as alternatives to, net income or loss as a measure of the Company’s operating performance. FFO, NOI, AFFO, EBITDAre and Adjusted EBITDAre, as calculated by the Company, may not be comparable to other companies that do not define such terms exactly as the Company.

FFO

The Company calculates FFO in accordance with the standards established by the National Association of Real Estate Investment Trusts, or Nareit. Nareit defines FFO as net income (loss) (calculated in accordance with GAAP), excluding gains (or losses) from sales of depreciable operating property, real estate related depreciation, depletion and amortization (excluding amortization of deferred financing costs), impairment write-downs of depreciated property, and adjustments associated with impairment write-downs for unconsolidated partnerships and joint ventures. Management presents FFO as a supplemental performance measure because it believes that FFO is beneficial to investors as a starting point in measuring the Company’s operational performance. Specifically, in excluding real estate related depreciation and amortization and gains and losses from sales of depreciable operating properties, which do not relate to or are not indicative of operating performance, FFO provides a performance measure that, when compared year over year, captures trends in occupancy rates, rental rates and operating costs. The Company also believes that, as a widely recognized measure of the performance of REITs, FFO will be used by investors as a basis to compare the Company’s operating performance with that of other REITs. However, other equity REITs may not calculate FFO in accordance with the Nareit definition as the Company does, and, accordingly, the Company’s FFO may not be comparable to such other REITs’ FFO.

AFFO

The Company calculates AFFO by adjusting FFO to exclude the income and expenses that the Company believes are not reflective of the sustainability of the Company’s ongoing operating performance, including, but not limited to, real estate related acquisition and due diligence costs, stock-based compensation and incentive, deferred impact of interest rate swap terminations, distributions on the Company’s preferred units and severance expense.

Changes in GAAP accounting and reporting rules that were put in effect after the establishment of Nareit’s definition of FFO in 1999 result in the inclusion of a number of items in FFO that do not correlate with the sustainability of the Company’s operating performance.  Therefore, in addition to FFO, the Company presents AFFO and AFFO per share, fully diluted, both of which are non-GAAP measures. Management considers AFFO a useful supplemental performance metric for investors as it is more indicative of the Company’s operational performance than FFO. AFFO is not intended to represent cash flow or liquidity for the period and is only intended to provide an additional measure of the Company’s operating performance. Even AFFO, however, does not properly capture the timing of cash receipts, especially in connection with full-year rent payments under lease agreements entered into in connection with newly acquired farms. Management considers AFFO per share, fully diluted to be a supplemental metric to GAAP earnings per share. AFFO per share, fully diluted provides additional insight into how the Company’s operating performance could be allocated to potential shares outstanding at a specific point in time. Management believes that AFFO is a widely recognized measure of the operations of REITs and presenting AFFO will enable investors to assess the Company’s performance in comparison to other REITs. However, other REITs may use different methodologies for calculating AFFO and AFFO per share, fully diluted and, accordingly, the Company’s AFFO and AFFO per share, fully diluted may not always be comparable to AFFO and AFFO per share amounts calculated by other REITs. AFFO and AFFO per share, fully diluted should not be considered as an alternative to net income (loss) or earnings per share (determined in accordance with GAAP) as an indication of financial performance, or as an alternative to net income (loss) earnings per share (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor are they indicative of funds available to fund the Company’s cash needs, including its ability to make distributions.

EBITDAre and Adjusted EBITDAre

The Company calculates Earnings Before Interest Taxes Depreciation and Amortization for real estate (“EBITDAre”) in accordance with the standards established by Nareit in its September 2017 White Paper. Nareit defines EBITDAre as net income (calculated in accordance with GAAP) excluding interest expense, income tax, depreciation and amortization, gains or losses on disposition of depreciated property (including gains or losses on change of control), impairment write-downs of depreciated property and of investments in unconsolidated affiliates caused by a decrease in value of depreciated property in the affiliate, and adjustments to reflect the entity’s pro rata share of EBITDAre of unconsolidated affiliates.  EBITDAre is a key financial measure used to evaluate the Company’s operating performance but should not be construed as an alternative to operating income, cash flows from operating activities or net income, in each case as determined in accordance with GAAP.  The Company believes that EBITDAre is a useful performance measure commonly reported and will be widely used by analysts and investors in the Company’s industry. However, while EBITDAre is a performance measure widely used across the Company’s industry, the Company does not believe that it correctly captures the Company’s business operating performance because it includes non-cash expenses and recurring adjustments that are necessary to better understand the Company’s business operating performance.  Therefore, in addition to EBITDAre, management uses Adjusted EBITDAre, a non-GAAP measure.

The Company calculates Adjusted EBITDAre by adjusting EBITDAre for certain items such as stock-based compensation and incentive, real estate related acquisition and due diligence costs and severance expense that the Company considers necessary to understand its operating performance. The Company believes that Adjusted EBITDAre provides useful supplemental information to investors regarding the Company’s ongoing operating performance that, when considered with net income and EBITDAre, is beneficial to an investor’s understanding of the Company’s operating performance. However, EBITDAre and Adjusted EBITDAre have limitations as analytical tools and should not be considered in isolation or as a substitute for analysis of the Company’s results as reported under GAAP.

In prior periods, the Company has presented EBITDA and Adjusted EBITDA. In accordance with Nareit’s recommendation, beginning with the Company’s reported results for the three months ended March 31, 2018, the Company is reporting EBITDAre and Adjusted EBITDAre in place of EBITDA and Adjusted EBITDA.

Net Operating Income (NOI)

The Company calculates net operating income (NOI) as total operating revenues (rental income, tenant reimbursements, crop sales and other revenue), less property operating expenses (direct property expenses and real estate taxes), less cost of goods sold. Since net operating income excludes general and administrative expenses, interest expense, depreciation and amortization, acquisition-related expenses, other income and losses and extraordinary items, it provides a performance measure that, when compared year over year, reflects the revenues and expenses directly associated with owning and leasing farmland real estate, providing a perspective not immediately apparent from net income. However, net operating income should not be viewed as an alternative measure of the Company’s financial performance since it does not reflect general and administrative expenses, interest expense, depreciation and amortization costs, other income and losses.